UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2011

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

330 Madison Ave.
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance-Based Awards

On January 24, 2011, the Compensation Committee of the Board of Directors of Artio Global Investors Inc. (the “Company”) approved performance-based awards pursuant to a new long-term incentive program (the “LTIP”) established under the Company’s 2009 Stock Incentive Plan (filed as Exhibit 10.16 to Amendment No. 6 to the Company’s registration statement on Form S-1 (File No. 333-149178) with the U.S. Securities and Exchange Commission on August 27, 2009).

The LTIP provides for grants of restricted stock units to certain employees within three company functions (senior management, portfolio management and sales) and creates different performance vesting criteria for each of these three functions. The awards will only vest to the extent that the relevant performance criteria are achieved. Vesting of senior management’s awards depends upon the extent to which the price of the Company’s Class A common stock reflects a price-to-earnings multiple that is closer to the multiple at which the Company’s peers trade (“multiple discount award”). Vesting of portfolio managers’ awards depends upon the relative performance of the funds for which they are responsible (“investment performance award”). Vesting of sales professionals’ awards depends upon the achievement of net new money. All awards will vest, if at all, three years after the grant date, which is expected to be in February 2011 (assuming employment through the grant date).

The amount of each employee’s award is based on 70% of total 2010 compensation (i.e., the sum of 2010 salary and 2010 annual bonus expected to be paid in February 2011):

Current Dollar Value of Shares That
Would Vest
Named Executive Officer	Upon Maximum Performance

Richard C. Pell
Chairman, Chief Executive Officer, and Chief Investment Officer	$2,555,000

Rudolph-Riad Younes
Head of International Equity	$2,555,000

Glen Wisher
President	$1,048,250

Tony Williams
Chief Operating Officer	$1,076,260

Francis Harte
Chief Financial Officer	$704,250

All of the officers listed above will receive a multiple discount award except for Mr. Younes, who will receive an investment performance award.

To the extent required by applicable law, any such awards made to the named executive officers will be reflected on Form 4s filed with the U.S. Securities and Exchange Commission within two business days following the date of grant.

The Company intends to provide additional information regarding other compensation awarded to the named executive officers in respect of and during the year ended December 31, 2010, in the proxy statement for its 2011 Annual Meeting of Stockholders.

Item 7.01.  Regulation FD Disclosure.

On January 28, 2011, the Company issued a news release announcing its fourth quarter and full year 2010 financial and operating results. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and the attached exhibit is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	News Release issued January 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: January 28, 2011	By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary